UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2026
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State Street Corporation
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street
Boston	Massachusetts	02114
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.
On October 14, 2026, State Street Corporation ("State Street") issued a news release announcing its results of operations for the third-quarter 2026. Copies of that news release and accompanying third-quarter 2026 financial information addendum are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 9, 2026, State Street Corporation’s Board of Directors elected Alexander Vollert as an independent director of the corporation. Dr. Vollert has also been appointed as a member to the Board’s Technology and Operations Committee and its Risk Committee effective the date of his election to the Board. There are no arrangements or understandings between Dr. Vollert and any other persons pursuant to which Dr. Vollert was elected as a director of the corporation. Dr. Vollert will be entitled to a pro rata share of the 2026-2027 $110,000 annual retainer and $235,000 common stock retainer and to other director compensation arrangements under terms consistent with those previously disclosed in Exhibit 10.9 to State Street’s annual report on Form 10-K for the year ended December 31, 2025. The pro-rated stock award will be based on the closing price of State Street’s common stock on the New York Stock Exchange on the date of election. Dr. Vollert will be entitled to enter into an indemnification agreement with State Street consistent with the forms of indemnification agreement entered into by State Street’s other non-employee directors and previously disclosed in Exhibit 10.11A to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2025.
Item 7.01.    Regulation FD Disclosure.
Investor Conference Call Slide Presentation
On October 14, 2026, State Street made available a slide presentation providing highlights of its third-quarter 2026 results of operations and related information as of September 30, 2026, which is being made available in connection with an October 14, 2026 investor conference call. A copy of that slide presentation is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.
Senior Notes Redemption
On October 14, 2026, State Street notified the holders of its $500,000,000 aggregate principal amount of 1.684% Fixed-to-Floating Rate Senior Notes due 2027 (the “Notes”) that it will redeem all of the Notes on November 18, 2026 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes.
State Street intends to fund the aggregate redemption price using cash on hand.
Item 9.01.        Financial Statements and Exhibits.
(d) Exhibits.
State Street's news release dated October 14, 2026, announcing its third-quarter 2026 results of operations and accompanying third-quarter 2026 financial information addendum are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference in

Item 2.02 hereof; and a slide presentation providing highlights of State Street's third-quarter 2026 results of operations and related information, which is being made available in connection with an October 14, 2026 investor conference call, is furnished herewith as Exhibit 99.3 and is incorporated by reference in Item 7.01 hereof.
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The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

	Exhibit No.	Description
	99.1	State Street's news release dated October 14, 2026, announcing its third-quarter 2026 results of operations (this Exhibit 99.1 is furnished, not filed)
	99.2	State Street's third-quarter 2026 financial information addendum (this Exhibit 99.2 is furnished, not filed)
	99.3	Slide presentation providing highlights of State Street's third-quarter 2026 results of operations and related information (this Exhibit 99.3 is furnished, not filed)
*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ C. Jack Read
		Name:	C. Jack Read
		Title:	Executive Vice President, Global Controller and Chief Accounting Officer
Date:	October 14, 2026